EXHIBIT 4

ACT OF DONATION	*	UNITED STATES OF AMERICA
*
BY	*
*
MARGARET BIENVENU LABORDE	*	STATE OF LOUISIANA
AND ALDEN J. LABORDE, Donors	*
*
TO	*
	*	PARISH OF ORLEANS
SUSAN LABORDE COUVILLON, JAMES	*
M. LABORDE, JOHN P. LABORDE,	*
STEPHANIE B. LABORDE AND	*
JANE LABORDE ROUSSEL, Donees	*
************************************

            BE IT KNOWN, that on this 7th day of December, 2001, but effective January 2, 2002,

            BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the Parish and State aforesaid,

            PERSONALLY CAME AND APPEARED:

MARGARET BIENVENU LABORDE (Social Security No. ###-##-####), spouse of and ALDEN J. LABORDE (Social Security No. ###-##-####), persons of the full age of majority and residents of and domiciled in the Parish of Orleans, State of Louisiana, who, after being by me first duly sworn, did declare unto me, Notary, that they have been married but once and then to each other and that they are presently living and residing together at No. 63 Oriole Street, New Orleans, LA 70124 (hereinafter referred to as "Donors").

            Donors, after having been by me first duly sworn, did declare unto me, Notary, that for and in consideration of the love and affection which they have for their children, they hereby donate, convey, set over and assign unto each of Susan Laborde Couvillon, James M. Laborde, John P. Laborde, Stephanie B. Laborde and Jane Laborde Roussel a two-tenths of one percent (0.2%) interest in and to Starboard Enterprises, L.L.C., a Louisiana limited liability company, as items of their separate property, and for their separate accounts.

            TO HAVE AND TO HOLD, unto Donees, as items of their separate property and for their separate account, and unto their heirs and assigns forever.

            AND NOW TO THESE PRESENTS COME:

            Susan Laborde Couvillon, James M. Laborde, John P. Laborde, Stephanie B. Laborde and Jane Laborde Roussel, who, after being by me first duly sworn, did declare unto me, Notary, that they accept with gratitude the foregoing donation made by Margaret Bienvenu Laborde and Alden J. Laborde to them.

            THUS DONE AND PASSED, in the City of New Orleans, Parish of Orleans, State of Louisiana, before the undersigned competent witnesses, Janice N. Johnson and Janice O. Bourgeois, who have hereunto subscribed their signatures with the Appearers and me, Notary, on the date hereinabove first written, after a due reading of the whole.

WITNESSES:

/S/ JANICE N. JOHNSON	/S/ MARGARET BIENVENU LABORDE
MARGARET BIENVENU LABORDE, Donor

/S/ JANICE O. BOURGEOIS	/S/ ALDEN J. LABORDE
ALDEN J. LABORDE, Donor

/S/ SUSAN LABORDE COUVILLON
SUSAN LABORDE COUVILLON, Donee

/S/ JAMES M. LABORDE
JAMES M. LABORDE, Donee

/S/ JOHN P. LABORDE
JOHN P. LABORDE, Donee

/S/ STEPHANIE B. LABORDE
STEPHANIE B. LABORDE, Donee

/S/ JANE LABORDE ROUSSEL
JANE LABORDE ROUSSEL, Donee

    /S/ ROBERT R. CASEY
NOTARY PUBLIC

ROBERT R. CASEY
NOTARY PUBLIC
ORLEANS PARISH
LOUISIANA
MY COMMISSION IS FOR LIFE